Exhibit (d)(vii)(a)

SA FUNDS – INVESTMENT TRUST

AMENDMENT TO THE

INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, the SA Funds – Investment Trust, a Delaware statutory trust (the “Trust”), and Buckingham Strategic Partners, LLC (the “Adviser”), entered into an Investment Advisory and Administrative Services Agreement (the “Agreement”) as of November 30, 2018;

WHEREAS, the Trust and the Adviser mutually desire to amend Schedule B to the Agreement to amend certain advisory and administrative fee rates as specified in the amended Schedule B contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The parties agree to delete Schedule B of the Agreement in its entirety and replace it with the Schedule B attached hereto.

2.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect, and this amendment and the Agreement shall be read and construed as one agreement.

3.	This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be signed by their respective officers thereunto duly authorized as of October 26, 2022.

Buckingham Strategic Partners, LLC

By:
Name:	Alexander B. Potts
Title:	President

The foregoing amendment is hereby accepted as of the date shown above:

SA Funds – Investment Trust

On behalf of each Fund listed in Schedule A to this amendment

By:
Name:	Alexander B. Potts
Title:	President and CEO

Appendix B

Fee Schedule

Fund	Advisory and Administrative Fee as a percentage of average daily net assets	Sub-Advisory Fee as a percentage of average daily net assets
SA U.S. Fixed Income Fund	0.15%	0.03%
SA Global Fixed Income Fund	0.25%	0.03%
SA U.S. Core Market Fund	0.40%	0.03%
SA U.S. Value Fund	0.40%	0.10%
SA U.S. Small Company Fund	0.40%	0.20%
SA International Value Fund	0.45%	0.20%
SA International Small Company Fund	0.25%	0.00%
SA Emerging Markets Value Fund	0.45%	0.36%
SA Real Estate Securities Fund	0.35%	0.10%